Exhibit 4(a)(4)


                              AMENDMENT NUMBER 3 TO THE CONTRACT OF FUNDING THROUGH OPENING OF CREDIT NO. 02.2.072.3.1, BY AND BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL - BNDES AND EMPRESA ENERGETICA MATO GROSSO DO SUL-ENERSUL, WITH INTERVENING THIRD PARTIES IN THE FORM BELOW:



BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL - BNDES, hereinafter simply referred to as BNDES, a public federal company, with headquarters in Brasilia, Distrito Federal, and with services provided in that city at Avenida Republica do Chile, 100, registered with the General Taxpayer Register under CNPJ No. 33.657.248/0001-89, hereby represented by the undersigned below;

and

EMPRESA ENERGETICA MATO GROSSO DO SUL-ENERSUL, hereinafter simply referred to as BENEFICIARY, a corporation with headquarters in Campo Grande, State of Mato Grosso do Sul, at Avenida Gury Marques, registered with the General Taxpayer Register under CNPJ No. 15.413.826/0001-50, hereby represented by the undersigned below; and as INTERVENING PARTIES:

I- AGENCIA NACIONAL DE ENERGIA ELETRICA- ANEEL, a special regimen autarchy, located at SGAN, QUADRA 603, modulo J, Anexo, Brasilia, Distrito Federal, registered with the General Taxpayer Register under CNPJ No. 02.270.669/0001-29, hereinafter simply referred to as ANEEL, hereby represented by the undersigned below; and

II- BANCO DO BRASIL S.A., a financial institution with headquarters in Campo Grande, State of Mato Grosso do Sul, at Avenida Afonso Pena, 2202, registered with the General Taxpayer Register under CNPJ No. 00.000.000/4817-85, hereinafter denominated BANK, hereby represented by the undersigned below;

have, as just and agreed to amend the CONTRACT OF FUNDING THROUGH OPENING OF CREDIT No. 02.2.072.3., hereinafter simply referred to as CONTRACT, executed between BNDES and BENEFICIARY on February 18, 2002, registered in microfilm and CD-ROM with the number 5411596, on February 22nd, 2002, at the 4th Notary's office of Title, Deeds and Documents of the city of Rio de Janeiro, State of Rio de Janeiro, and registered with the number 190.533, in book number 8, number 197, on February 21, 2002, at the 4th Notary and Title and Document Registration Service office in the city of Campo Grande, State of Mato Grosso do Sul, amended by addition number 1, executed on August 8, 2002, hereinafter called AMENDMENT 1 and by Amendment number 2, executed on October 16, 2002, hereinafter called AMENDMENT 2, which this instrument is now part of, for all legal purposes and effects, by means of the following Clauses:





                                      FIRST

      REVISION OF THE PERCENTAGE GRANTED IN RESERVATION OF MEAN OF PAYMENTS


In light of the publishing of Resolutions number 36, of January 29, 2001 and number 89, of February 25, 2003, which establish the procedures for the feasibility of the payment by the concessionaires to companies that had expenses in the purchase of free energy resulting from the reduction of generation of Electrical Energy at the plants participating of the Mechanism of reallocation of Energy - MRE, and based on Third Clause of Amendment 2, the PARTIES herein alter, with effect from this date, to 5.0% (five percent) the percentage granted and transferred to BNDES, by BENEFICIARY, of its monthly income resulting from collection of the tariffs of supply of public services of electrical energy, as in Seventh Clause of the CONTRACT.



                                     SECOND

                   CONDITIONAL REDUCTION OF THE NEW PERCENTAGE

The new percentage established in First Clause of this instrument shall be exceptionally reduced to 3.63% (three point sixty-three percent) UNTIL THE DATE OF SEPTEMBER 30, 2007, keeping to the remaining contract conditions, including those regarding the advance payments and advance due dates for payment, being it conditioned to the permanent fulfillment by BENEFICIARY of all the duties provided for in the CONTRACT, being the new percentage automatically reestablished as in First Clause of the Instrument in case of financial or non-financial disobedience by BENEFICIARY.


                                      THIRD

                       DECLARATION, GUARANTEES AND RIGHTS

BENEFICIARY declares and guarantees that the execution of this Amendment number 3 and the fulfillment of its obligations does not constitute a violation or non-fulfillment of any contract agreement or any other instruments which BENEFICIARY is part of or bound to.


                                     FOURTH

                                  RATIFICATION

The contracting Parties and INTERVENING AGENTS ratify, herein, all the Clauses and conditions of the CONTRACT, of AMENDMENT 1 and AMENDMENT 2, in what does not collide with those established in this AMENDMENT, keeping to the guarantees convened in the stated CONTRACT, with the alteration introduced by this instrument, regardless of the innovation of the present instrument.


                                      FIFTH

                                  REGISTRATION

BENEFICIARY commits itself to proceed to the registration of this AMENDMENT, aside from the registration in microfilm and CD-ROM with the number 5411596, on February 22nd, 2002, at the 4th Notary's office of Title, Deeds and Documents of the city of Rio de Janeiro, State of Rio de Janeiro, and registered with the number 190.533, in book number 8, number 197, on February 21, 2002, at the 4th Notary and Title and Document Registration Service office in the city of Campo Grande, State of Mato Grosso do Sul, mentioned in the introduction of this instrument, within 15 (fifteen) days from the date of this amendment.

The sheets of the present instrument all have the signature of Elizabeth Pinheiro Correa, lawyer of BNDES, with the authorization of the legal representatives who sign it.

And having among themselves agreed upon this Contract as just and contracted, the parties hereto have hereunto signed the present document in 5 (five) copies, of equal content and for one sole effect, in the presence of the witnesses signed below.


Rio de Janeiro,



BY BNDES:


--------------------------------------------------------------------------------
BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL




BY BENEFICIARY:


--------------------------------------------------------------------------------
EMPRESA ENERGETICA DE MATO GROSSO DO SUL -ENERSUL


BY INTERVENING AGENTS:


--------------------------------------------------------------------------------
AGENCIA NACIONAL DE ENERGIA ELETRICA- ANEEL


----------------------------------------      ----------------------------------
BANCO DO BRASIL S.A.



WITNESSES:

--------------------------------
Name:
Social security (CPF):


--------------------------------
Name:
Social security (CPF):


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